Exhibit 99

NEWS RELEASE
For Immediate Release
Contact: Chad Hyslop or Jim Baumgardner (208) 331-8400
info@americanecology.com     www.americanecology.com
------------------------     -----------------------


   AMERICAN ECOLOGY THIRD QUARTER OPERATING INCOME INCREASES TO $6.9 MILLION, UP
                                   168 PERCENT

         QUARTERLY REVENUE INCREASES 92 PERCENT ON HIGHER WASTE RECEIPTS

     BOISE, IDAHO OCTOBER 18, 2005 - American Ecology Corporation [NASDAQ: ECOL] today reported net income of $7.7 million or $0.43 per fully diluted share for the quarter ended September 30, 2005, compared to net income of $1.7 million or $0.10 per fully diluted share a year ago. Included in third quarter results is a $5.3 million pre-tax gain in other income associated with litigation settlement proceeds. Operating income for the quarter increased to $6.9 million, a 168 percent increase over the $2.6 million in operating income posted in the third quarter of 2004.

THIRD QUARTER RESULTS

     Revenue for the third quarter increased to $24.8 million, an $11.9 million or 92 percent increase from the $12.9 million in revenue recognized a year ago. The increase in revenue reflects a 71 percent increase in disposal volume and slightly lower average selling price. Revenue and volume increased at all four of the Company's operating disposal sites over the same quarter last year. The Company's Idaho disposal site delivered the largest increase, posting a 95 percent increase in quarterly disposal volume and an 80 percent increase in disposal revenue.

     "During the third quarter American Ecology continued to grow, receiving and disposing record waste volumes," stated Stephen Romano, President and Chief Executive Officer, adding "Our focused, high-volume, low-overhead strategy is working. We are securing large clean-up jobs, continuing to provide quality service, and retaining key customers."

     Increased waste volumes reflect a combination of ongoing base business, a strong spring-summer clean-up project season, initiation of the Honeywell project and receipt of waste shipments from several large clean-up projects that were delayed in late 2004 and early 2005 by weather and other factors outside the Company's control. Waste shipments under bundled rail transportation and disposal contracts continued to result in high utilization of the Company's railcar assets, further contributing to the increased quarterly profitability.

     Higher revenue was slightly offset by higher transportation and other direct costs. However, the Company still increased gross profit from $5.5 million, or 43 percent of revenue, in the third quarter of 2004 to $10.0 million, or 40 percent of revenue in the third quarter of 2005.

     In dollars, selling, general & administrative expenses (SG&A) for the third quarter increased slightly to $3.1 million compared to SG&A of $3.0 million in the third quarter of 2004. However, SG&A dropped to 13 percent of revenue from 23 percent of revenue in the same quarter last year.

     The substantially increased disposal revenue drove operating income to $6.9 million, $4.3 million higher than the $2.6 million of operating income posted in the third quarter of 2004.

     Increased waste volumes combined with a favorable service mix and controlled spending were again key drivers in the Company's financial results for the quarter.

     "High volume throughput and the largely fixed cost nature of the disposal business drove our revenue and earnings growth," stated Senior Vice President and Chief Financial Officer Jim Baumgardner, adding "All four of American Ecology's operating disposal sites were profitable for the quarter and delivered improved results over the same quarter last year."

     During the quarter, the Company received an $11.8 million payment from the Central Interstate Low-Level Radioactive Waste Compact. This payment fully resolved the Company's claim on proceeds from a settled lawsuit brought against the State of Nebraska for bad faith in the licensing process for a formerly proposed low-level radioactive waste disposal facility near Butte, Nebraska. The Company had previously recognized a $6.5 million deferred asset for its investment in the Nebraska project. Consequently, a pre-tax gain of $5.3 million was recognized in the third quarter as Other Income.

     For the quarter just ended, the Company reported after-tax net income of $7.7 million, or $0.43 per fully diluted share, compared to after-tax net income of $1.7 million, or $0.10 per fully diluted share a year ago.

YEAR-TO-DATE RESULTS

     Revenue for the nine months ended September 30, 2005 reached $56.1 million, up $15.5 million or 38 percent over the first nine months of 2004. Waste receipts year-to-date increased 33 percent over 2004, and have already exceeded total 2004 waste receipts. The volume-driven increase in revenue was partially offset by higher costs, including underutilized transportation assets in the first quarter of 2005, and certain volume-related variable costs in the second and third quarters. However, growth in revenue at all four operating disposal facilities produced operating income of $14.1 million, 44 percent higher than the $9.8 million of operating income posted for the first nine months last year.

     For the first nine months of 2005, the Company reported net income of $12.3 million, or $0.68 per fully diluted share, compared to net income of $20.2 million, or $1.14 per fully diluted share for the first nine months of 2004. Financial results for the first nine months of 2004 were positively affected by a $920,000 one time gain on the sale of the Company's former Oak Ridge, Tennessee processing business and an $11.3 million release of a valuation allowance for deferred tax assets.

     At September 30, 2005 the Company reported $23.8 million in cash and investments on hand. At quarter-end, working capital was $33.3 million, up from $19.3 million at the end of the previous quarter.

OUTLOOK

     "Management expects to exceed its target of 15 percent annual growth in operating income in 2005," Romano noted, concluding, "While we expect a solid fourth quarter, we have now received and disposed of much of the waste from previously delayed clean-up projects."

OTHER UPDATES

     American Ecology Corporation declared a $0.15 per common share quarterly dividend for stockholders of record on October 3, 2005. The Company paid $2.6 million for the declared quarterly dividend on October 14, 2005. The Company presently intends that shareholders of record on January 2, 2006 will also receive a $0.15 per share dividend subject to ongoing compliance with applicable bank covenants.

     Management will host an investor conference call on Wednesday, October 19, 2005 at 10 a.m. mountain time to discuss financial results for the quarter. Chief Executive Officer Stephen Romano, Chief Financial Officer James Baumgardner, Vice President of Sales and Marketing Steve Welling, and Controller Michael Gilberg will present information and answer questions during the call. Interested parties may send questions in advance to info@americanecology.com, or
                                                    ------------------------
by facsimile to (208) 331-7900. Questions will also be invited during the call following presentations. To join the call, dial (877) 331-8343. Participants
                                                --------------
will be asked to provide their name and affiliation.

     American Ecology Corporation, through its subsidiaries, provides radioactive, PCB, hazardous and non-hazardous waste services to commercial and government customers throughout the United States, such as nuclear power plants, steel mills, medical and academic institutions, refineries and chemical manufacturing facilities. Headquartered in Boise, Idaho, American Ecology is the oldest radioactive and hazardous waste services company in the United States, having operated for more than fifty years.

     This press release contains forward-looking statements that are based on our current expectations, beliefs, and assumptions about the industry and markets in which American Ecology Corporation and its subsidiaries operate. Actual results may differ materially from what is expressed herein and no assurance can be given that the Company will meet or exceed its 2005 earnings estimates, receive projected waste shipments, continue to increase earnings through the bundling of transportation and disposal services, collect on pending insurance claims, or declare or pay future dividends. For information on other factors that could cause actual results to differ from expectations, please refer to American Ecology Corporation's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

                                       ##

                                     AMERICAN ECOLOGY CORPORATION
                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                              (UNAUDITED)
                                 ($ IN 000'S EXCEPT PER SHARE AMOUNTS)

                                                                Three Months Ended   Nine Months Ended
                                                                  September  30,      September  30,
                                                                  2005      2004      2005      2004
                                                                --------  --------  --------  --------
Revenue                                                         $24,791   $12,929   $56,124   $40,629
Direct operating costs                                           14,822     7,396    33,094    22,457
                                                                --------  --------  --------  --------

Gross profit                                                      9,969     5,533    23,030    18,172
Selling, general and administrative expenses                      3,103     2,967     8,975     8,417
Business interruption insurance claim                                --        --       (41)       --
                                                                --------  --------  --------  --------
Operating income                                                  6,866     2,566    14,096     9,755

Interest income                                                     164        52       342       133
Interest expense                                                     45        48       140       146
Gain on settlement of Nebraska litigation                         5,327        --     5,327        --
Other income (loss)                                                 (31)        9         8        74
                                                                --------  --------  --------  --------

Income before income tax and discontinued operations             12,281     2,579    19,633     9,816
Income tax (benefit) expense                                      4,545       884     7,335    (9,290)
                                                                --------  --------  --------  --------

Income before discontinued operations                             7,736     1,695    12,298    19,106
Gain (loss) from discontinued operations - Oak Ridge Facility        --        (1)       --     1,068
                                                                --------  --------  --------  --------

Net income                                                      $ 7,736   $ 1,694   $12,298   $20,174
                                                                ========  ========  ========  ========

Basic earnings from continuing operations                           .44       .10       .70      1.12
Basic earnings from discontinued operations                          --       .00        --       .06
                                                                --------  --------  --------  --------
Basic earnings per share                                        $   .44   $   .10   $   .70   $  1.18
                                                                ========  ========  ========  ========

Diluted earnings from continuing operations                         .43       .10       .68      1.08
Diluted earnings from discontinued operations                        --       .00        --       .06
                                                                --------  --------  --------  --------
Diluted earnings per share                                      $   .43   $   .10   $   .68   $  1.14
                                                                ========  ========  ========  ========

Dividends paid per common share                                 $   .15   $    --   $   .15   $    --
                                                                ========  ========  ========  ========

                                              AMERICAN ECOLOGY CORPORATION
                                              CONSOLIDATED BALANCE SHEETS
                                                       (UNAUDITED)
                                         ($ IN 000'S EXCEPT PER SHARE AMOUNTS)

                                                                        September 30,2005   December 31, 2004
                                                                        ------------------  ------------------
ASSETS
Current Assets:
    Cash and cash equivalents                                           $            2,808  $            2,160
    Short term investments                                                          20,971              10,967
    Receivables, net                                                                15,866               8,963
    Insurance receivable                                                               636               1,285
    Prepayments and other                                                            2,311               1,469
    Deferred income taxes                                                            5,613               5,613
                                                                        ------------------  ------------------
      Total current assets                                                          48,205              30,457

Property and equipment, net                                                         35,274              27,363
Facility development costs                                                              --               6,478
Other assets                                                                           956                 462
Deferred income taxes                                                                6,595              12,473
                                                                        ------------------  ------------------
      Total assets                                                      $           91,030  $           77,233
                                                                        ==================  ==================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Current portion of long term debt                                   $            1,460  $            1,457
    Accounts payable                                                                 3,385               3,022
    Deferred revenue                                                                 1,684                 724
    State burial fees payable                                                        1,698               1,446
    Management incentive plan payable                                                  995                 934
    Customer advances                                                                1,784                  --
    Customer refunds                                                                   657               2,512
    Accrued liabilities                                                              1,690                 725
    Accrued closure and post closure obligation, current portion                     1,577               2,323
                                                                        ------------------  ------------------
      Total current liabilities                                                     14,930              13,143

Long term debt                                                                       1,638               2,734
Long term customer advances                                                          1,574                  --
Long term accrued liabilities                                                          498                 441
Accrued closure and post closure obligation, excluding current portion               9,421               9,304
                                                                        ------------------  ------------------
      Total liabilities                                                             28,061              25,622
                                                                        ------------------  ------------------

Commitments and contingencies
Shareholders' equity:
    Convertible preferred stock, 1,000,000 shares authorized,
    Common stock, $.01 par value, 50,000,000 authorized, 17,635,919
      and 17,398,494 shares issued and outstanding                                     176                 174
    Additional paid-in capital                                                      52,718              51,015
    Retained earnings                                                               10,075                 422
                                                                        ------------------  ------------------
      Total shareholders' equity                                                    62,969              51,611
                                                                        ------------------  ------------------

Total Liabilities and Shareholders' Equity                              $           91,030  $           77,233
                                                                        ==================  ==================

                              AMERICAN ECOLOGY CORPORATION
                          CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED, $ IN 000'S)

                                                         Nine Months Ended September 30,
                                                        --------------------------------
                                                             2005             2004
                                                        ---------------  ---------------
Cash flows from operating activities:
  Net income                                            $       12,298   $       20,174
  Adjustments to reconcile net income to net
    cash provided by operating activities:
  Depreciation, amortization, and accretion                      4,851            4,508
  Gain on settlement of Nebraska litigation                     (5,327)              --
  Income from discontinued operations                               --           (1,068)
  Income tax benefit on exercise of stock options                  654               --
  Deferred tax asset                                             5,878           (9,323)
  Stock compensation                                               180               --
Changes in assets and liabilities:
  Receivables                                                   (6,903)           4,268
  Other assets                                                  (1,398)            (152)
  Closure and post closure obligation                           (1,440)            (773)
  Income taxes payable/receivable                                   --             (226)
  Accounts payable and accrued liabilities                       4,161            2,016
                                                        ---------------  ---------------
       Net cash provided by operating activities                12,954           19,424

Cash flows from investing activities:
  Capital expenditures                                         (12,118)          (2,964)
  Proceeds from sale of assets                                     878              116
  Proceeds from settlement of Nebraska litigation               11,805               --
  Transfers from cash to short term investments, net           (10,004)          (4,989)
                                                        ---------------  ---------------
       Net cash used by investing activities                    (9,439)          (7,837)

Cash flows from financing activities:
  Payments of indebtedness                                      (1,093)          (1,120)
  Retirement of common stock warrants                               --           (5,500)
  Dividends paid                                                (2,645)              --
  Stock options exercised                                          871              996
                                                        ---------------  ---------------
       Net cash provided (used) by financing activities         (2,867)          (5,624)
                                                        ---------------  ---------------

Increase in cash and cash equivalents                              648            5,963
Net cash used in discontinued operations                            --           (2,925)
Cash and cash equivalents at beginning of period                 2,160            6,674
                                                        ---------------  ---------------
Cash and cash equivalents at end of period              $        2,808   $        9,712
                                                        ===============  ===============

Supplemental disclosures of cash flow information:
Cash paid during the year for:
  Interest                                              $          140   $          146
  Income taxes paid                                                804              274
Non-cash investing and financing activities:
  Common stock dividends accrued                                    --            4,345
  Common stock issued for director compensation                    180               --